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                                    BY-LAWS
                                       OF
                               MAGNA GROUP, INC.


                                   ARTICLE I

                              OFFICES AND RECORDS
                              -------------------

      Section 1.1.  Delaware Office.  The principal office of the Corporation
                    ---------------
in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      Section 1.2.  Other Offices.  The Corporation may have such other
                    -------------
offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      Section 1.3.  Books and Records.  The books and records of the
                    -----------------
Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS
                                  ------------

      Section 2.1.  Annual Meeting.  The annual meeting of the stockholders
                    --------------
of the Corporation shall be held on such date, and at such place and time, as may be fixed by resolution of the Board of Directors.

      Section 2.2.  Special Meeting.  Subject to the rights of the holders of
                    ---------------
any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

      Section 2.3.  Place of Meeting.  The Board of Directors or the Chairman
                    ----------------
of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

      Section 2.4.  Notice of Meeting.  Written or printed notice, stating
                    -----------------
the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to each stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall


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be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

      Section 2.5.  Quorum and Adjournment.  Except as otherwise provided by
                    ----------------------
law or by the Certificate in Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is presented may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 2.6.  Proxies.  At all meetings of stockholders, a stockholder
                    -------
may vote by proxy executed in writing by the stockholder, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

      Section 2.7.  Notice of Stockholder Business and Nominations.
                    ----------------------------------------------

      (A)   Annual Meetings of Stockholders.  (1) Nominations of persons for
            -------------------------------
election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting,
(b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this By-Law.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such

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stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3)   Notwithstanding anything in the second sentence of paragraph
(A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is made by the Corporation.

      (B)   Special Meetings of Stockholders.  Only such business shall be
            --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C)   General.  (1) Only such persons who are nominated in accordance
            -------
with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement

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pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      Section 2.8.  Procedure for Election of Directors.  Election of
                    -----------------------------------
directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

      Section 2.9.  Inspectors of Elections:  Opening and Closing the Polls.
                    -------------------------------------------------------
The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspectors with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

      The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

      Section 2.10.  No Action by Written Consent.  Subject to the rights of
                     ----------------------------
the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

      Section 3.1.  General Powers.  The business and affairs of the
                    --------------
Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

      Section 3.2.  Number, Tenure and Qualifications.  Subject to the rights
                    ---------------------------------
of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by at least sixty-six and two-thirds percent (66 2/3%) of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in size as possible, with the term of office of the third class to expire at the 1991 annual meeting of stockholders, the term of office of the first class to expire at the 1992 annual meeting of stockholders and the term of

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office of the second class to expire at the 1993 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of stockholders, commencing with the 1991 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Notwithstanding the foregoing, the term of office of each director shall expire on the day of the annual meeting of stockholders that first occurs following the day on which a director shall have attained seventy years of age.

      Section 3.3.  Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

      Section 3.4.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be called at the request of the Chairman of the Board, the Vice Chairman of the Board, the President (if any) or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      Section 3.5.  Notice.  Notice of any special meeting of directors shall
                    ------
be given to each director at his business or residence in writing by mail, private delivery service, telegram, facsimile transmission or by telephone. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by private delivery service, such notice shall be deemed adequately delivered when delivered to the private delivery service at least two (2) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Any one or more or any combination of such methods of delivery may be used. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of (or in any waiver of notice of) such meeting, except for amendments to these By-Laws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present of if those not present waive notice of the meeting in accordance with Section 6.4 of these By-Laws.

      Section 3.6.  Action by Consent of Board of Directors.  Any action
                    ---------------------------------------
required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 3.7.  Conference Telephone Meetings.  Members of the Board of
                    -----------------------------
Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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      Section 3.8.  Quorum.  Subject to Section 3.9, a whole number of
                    ------
directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      Section 3.9.  Vacancies.  Subject to the rights of the holders of any
                    ---------
series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

      Section 3.10.  Executive and Other Committees.  The Board of Directors
                     ------------------------------
may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

      A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these By-Laws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

      Section 3.11.  Removal.  Subject to the rights of the holders of any
                     -------
series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders

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of at least 80 percent of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class.

      Section 3.12.  Records.  The Board of Directors shall cause to be kept
                     -------
a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

      Section 3.13.  Compensation.  Unless otherwise restricted by the
                     ------------
Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

      Section 4.1.  Elected Officers.  The elected officers of the
                    ----------------
Corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if one shall have been elected by the Board of Directors), a Secretary, a Treasurer, and such other officers (including, without limitation, a President) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any Committee thereof. The Board of Directors may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Assistant Vice President, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or by the Chairman of the Board.

      Section 4.2.  Election and Term of Office.  The elected officers of the
                    ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board of Directors, by the Chairman of the Board. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

      Section 4.3.  Chairman of the Board.  The Chairman of the Board shall
                    ---------------------
be the chief executive officer and shall have the primary responsibility for and the general control and management of all of the business and affairs of the Corporation, under the direction of the Board of Directors. He shall have power to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-Laws are to be elected by the Board of Directors, to remove all appointed officers or employees whenever he shall deem necessary, and to make new appointments to fill the

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vacancies.  He shall have the power of suspension from office for cause of any elected officer, which shall be forthwith declared in writing to the Board of Directors. Whenever in his opinion it may be necessary, he shall define the duties of any officer or employee of the Corporation which are not prescribed in these By-Laws or by resolution of the Board of Directors. He shall have such other authority and shall perform such other duties as may be assigned to him by the Board of Directors. He shall preside at meetings of the stockholders and of the directors.

      Section 4.4.  Vice Chairman of the Board.  The Vice Chairman of the
                    --------------------------
Board (if one shall have been elected by the Board of Directors) shall be the chief operating officer of the Corporation and shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be delegated to him by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the stockholders and of the directors.

      Section 4.5.  President.  The President (if one shall have been elected
                    ---------
by the Board of Directors) shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board or the senior officer to whom he reports. If no Vice Chairman of the Board shall has been elected, and if the office of Chairman of the Board and Chief Executive Officer is held by another person, he shall be the chief operating officer of the Corporation.

      Section 4.6.  Vice President.  Each Vice President (including each
                    --------------
Assistant Vice President, Executive Vice President or Senior Vice President, if any) shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the President or the senior officer to whom he reports.

      Section 4.7.  Secretary.  The Secretary shall keep or cause to be kept
                    ---------
in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

      Section 4.8.  Chief Financial Officer.  The Chief Financial Officer (if
                    -----------------------
one shall have been elected by the Board of Directors) shall be a Vice President and act in an executive financial capacity. He shall assist the Chairman of the Board, the Vice Chairman of the Board and the President in the general supervision of the Corporation's financial policies and affairs.

      Section 4.9.  Treasurer.  The Treasurer shall exercise general
                    ---------
supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors or the Chairman of the Board. The Board of Directors or the Chairman of the Board may appoint one or more Assistant Treasurers.

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      Section 4.10.  Controller.  The Controller (if one shall have been
                     ----------
elected by the Board of Directors) shall be the chief accounting officer of the Corporation and shall establish and maintain an integrated accounting plan for the control of operations of the Corporation. He shall maintain the accounting systems and records and prepare such reports to government agencies, to the Board of Directors or to the Chairman of the Board as may be required. The Controller shall also perform such other functions as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board. The Board of Directors or the Chairman of the Board may appoint one or more Assistant Controllers.

      Section 4.11.  Removal.  Any officer elected by the Board of Directors
                     -------
may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

      Section 4.12.  Vacancies.  A newly created office and a vacancy in any
                     ---------
office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                   ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS
                        --------------------------------

      Section 5.1.  Stock Certificates and Transfers.  The interest of each
                    --------------------------------
stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      The certificates of stock shall be signed, counter-signed and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      Section 5.2.  Lost, Stolen or Destroyed Certificates.  No certificate
                    --------------------------------------
for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

      Section 5.3  Record Date.  In order that the Corporation may determine
                   -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 5.4.  Registered Stockholders.  The Corporation shall be
                    -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

      Section 6.1.  Fiscal Year.  The fiscal year of the Corporation shall
                    -----------
begin on the first day of January and end on the thirty-first day of December of each year.

      Section 6.2.  Dividends.  The Board of Directors may from time to time
                    ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

      Section 6.3.  Seal.  The corporate seal shall have inscribed thereon
                    ----
the words "Corporate Seal" and around the margin thereof the words "Magna Group, Inc."

      Section 6.4.  Waiver of Notice.  Whenever any notice is required to be
                    ----------------
given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any waiver of notice of such meeting.

      Section 6.5.  Audits.  The accounts, books and records of the
                    ------
Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

      Section 6.6.  Resignations.  Any director or any officer, whether
                    ------------
elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the President (if any) or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President (if any) or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

      Section 6.7.  Gender.  Whenever the personal pronoun he, she or its is
                    ------
used herein, it shall mean an appropriate gender.

                                  ARTICLE VII

                            CONTRACTS, PROXIES, ETC.
                            ------------------------

      Section 7.1.  Contracts.  Except as otherwise required by law, the
                    ---------
Certificate of Incorporation or these By-Laws, any contracts or other instrument may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Vice Chairman of the Board (if any), the President (if any) or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Vice Chairman of the Board (if any), the President (if any) or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

      Section 7.2.  Proxies.  Unless otherwise provided by resolution adopted
                    -------
by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board (if any), the President (if any) or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                  ARTICLE VIII

                                   AMENDMENTS
                                   ----------

      Section 8.1.  Amendments.  The Board of Directors shall have the power
                    ----------
to make, amend, alter, change or repeal the By-laws (except in so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-law made by the Board of Directors under the powers conferred hereby may be amended, altered, changed or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing or anything contained in the Certificate of Incorporation to the contrary, Sections 2.7, 2.8 and 2.10 of
Article II, Sections 3.2 and 3.9 of Article III and Article VIII of the By-laws shall not be amended, altered, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of the Corporation's outstanding capital stock, voting together as a single class, unless such amendment, alteration, change or repeal has previously been expressly approved by the Board of Directors by the affirmative vote or consent of at least sixty-six and two-thirds percent (66-2/3%) of the number of Directors then in office.

      These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of

Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

      Section 8.2.  Special Provisions with Respect to Certificate of
                    -------------------------------------------------
Incorporation.  For purposes of the By-laws, (i) a reference to Section 11 of
-------------
Article II in the Certificate of Incorporation shall mean Section 2.10 of the By-laws, (ii) a reference to Section 1 of Article III in the Certificate of Incorporation shall mean Sections 3.2 and 3.9 of the By-laws and (iii) a reference to Section 2 of Article III in the Certificate of Incorporation shall mean Section 3.11 of the By-laws.

      As adopted by the Board of Directors of the Corporation on July 16th, 1997.



                                    /s/ G. Thomas Andes
                                    ------------------------------------------
                                    G. Thomas Andes, Chairman of the Board and
                                    Chief Executive Officer


ATTEST



/s/ Carolyn B. Ryseff
----------------------------------
Carolyn B. Ryseff, Secretary